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                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                           WHG RESORTS & CASINOS INC.

                (Formed under the laws of the State of Delaware)

                              -------------------

                                    ARTICLE I

                                  STOCKHOLDERS

                  Section 1. Annual Meeting. A meeting of the stockholders shall be held annually for the election of directors, if necessary, and/or the transaction of other business on such date in each year as may be determined by the Board of Directors.

                  Section 2. Special Meetings. Special meetings of stockholders may be called only by the Chairman of the Board or President of the Corporation or by the Board of Directors pursuant to a resolution adopted by a majority vote of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolutions are presented to the Board for adoption). Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board.



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                  Section 3. Place of Meetings.  Meetings of stockholders  shall be held at such place, within or without the State of Delaware, as may be fixed by the Board of Directors. If no place is so fixed, such meetings shall be held at the office of the Corporation in the State of Delaware.

                  Section 4. Notice of Meetings. Notice of each meeting of stockholders shall be given in writing and shall state the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of a special meeting shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting.

                  If, at any meeting, action is proposed to be taken which would, if taken, entitle objecting stockholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.

                  A copy of the notice of each meeting shall be given, personally or by first class mail, not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders. In the event of a change of address, the stockholder shall file with the Secretary of the Corporation a written request that his address be changed in the records of the Corporation, in which event notices to him shall be directed to him at such other address.

                  When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned


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meeting any business may be  transacted  that might have been  transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, or if the adjourned meeting is more than 30 days after the adjournment, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice under the preceding paragraphs of this Section 4 of this
Article I.

                  Section 5. Nominations of Directors and Stockholder Proposals. Nominations for the election of directors and business proposed to be brought before an annual meeting of stockholders may be made by the Board of Directors or proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as directors at an annual meeting or propose business to be brought before an annual meeting, or both, only if such stockholder has given timely notice in proper written form of his or her intent to make such nomination or nominations or to propose such business. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was made or such public disclosure was made, whichever first occurs. To be in proper written form, a stockholder's notice to the Secretary shall set forth:


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                  (1) the name and  address of the  stockholder  who  intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

                  (2) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

                  (3) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

                  (4) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors, and such other information about the nominee as the Board of Directors deems appropriate, including, without limitation, the nominee's age, business and residence addresses, principal occupation and the class and number of shares of voting common stock, par value $.01 per share (the "Voting Common Stock"), beneficially owned by the nominee, or such other information about the business to be proposed and about the stockholder making such business proposal before the annual meeting as the Board of Directors deems


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         appropriate,  including,  without  limitation,  the class and number of shares of Voting Common Stock  beneficially  owned by such stockholder;
         and

                  (5) if applicable, the consent of each nominee to serve as director of the Corporation if so elected.

                  The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

                  Section 6. Waiver of Notice. Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

                  Section 7. Inspectors of Election. The Board of Directors, in advance of any stockholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders' meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

                  The   inspectors   shall   determine   the  number  of  shares
outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity


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and effect of proxies,  and shall receive  votes or ballots,  hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

                  Section 8. List of Stockholders at Meetings. A list of stockholders as of the record date, certified by the Secretary or Assistant Secretary or by a transfer agent, shall be prepared at least 10 days prior to each meeting. Such list shall be open to the examination of any stockholder for purposes germane to the meeting and may be inspected by any stockholder who is present. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

                  Section 9. Qualification of Voters. Unless otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation as the same may be hereafter amended (the "Certificate of Incorporation") or any resolution or resolutions, which may be adopted by the Board of Directors from time to time, governing the issuance of preferred stock or any series thereof or non-voting common stock or any series thereof, every stockholder of


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record of Voting Common Stock shall be entitled at every meeting of stockholders of Voting Common Stock to one vote for every share standing in his name on the record of stockholders.

                  Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

                  Shares   held  by  an   administrator,   executor,   guardian,
conservator, committee, trustee or other fiduciary, may be voted by him, either in person or by proxy, without transfer of such shares into his name.

                  Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

                  A stockholder shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

                  Section 10. Quorum of Stockholders. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business except as may otherwise be provided in the Certificate of Incorporation.


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                  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

                  The stockholders who are present, in person or by proxy, and who are entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

                  Section 11. Proxies. Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy.

                  Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

                  Except as otherwise required by applicable law, the authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

                  Section 12. Vote of Stockholders. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

                  Whenever any corporate action, other than the election of directors or except as otherwise required by law or the Certificate of Incorporation, is to be taken by vote of stockholders, it shall, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.


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                  Any  action   required  or   permitted  to  be  taken  by  the
stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing by any such stockholders.

                  Section 13. Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

                  When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

                  Section 1. Power of Board and Qualification of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. Each director shall be at least eighteen
(18) years of age.

                  Section 2. Number of Directors. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in


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previously authorized directorships at the time any such resolution is presented to the Board for adoption) but in no event shall the total number be less than five nor more than 15. Until otherwise fixed by the directors, the number of directors shall be five, divided into three classes as described in Section 3 of this Article II.

                  Section 3. Election and Term of Directors. Effective as of the adoption of these By-law by the Corporation and the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2000 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1999 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1998 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until the next election of directors of that class by the stockholders of the Corporation, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be duly elected and shall qualify, subject, however, to prior death, resignation,


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retirement, disqualification or removal from office. Any vacancy on the Board of
Directors, howsoever resulting, including through an increase in the number of directors, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy shall hold office for the same remaining term as that of his or her predecessor, or if such director was elected as a result of an increase in the number of directors, then for the term indicated in this Section 3 of this Article II.

                  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation, these By-laws or the resolution or resolutions adopted by the Board of Directors creating such class or series, as the case may be, applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 3 of this Article II unless expressly provided by such terms.

                  Section 4. Quorum of Directors and Action by the Board. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, except that when a Board of one director is authorized, then one director shall constitute a quorum, and, except where otherwise provided by these By-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.


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                  Any action  required or  permitted to be taken by the Board of
Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

                  Section 5. Meetings of the Board. An annual meeting of the Board of Directors shall be held in each year directly after the annual meeting of stockholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time upon the call of the President or any two directors.

                  Meetings of the Board of Directors shall be held at such places as may fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the office of the Corporation.

                  No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, Eastern time, on the third day prior to the meeting or by telegram, written message or orally to the director not later than noon, Eastern time, on the day prior to the meeting. Notices are deemed to have been given: by mail, when deposited in the United States mail; by telegram at the time of filing; and by messenger and orally at the time of delivery. Notices by mail, telegram or messenger shall be sent to each director at the address designated by him for that purpose, or, if none has been so designated, at his last known residence or business address.


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                  Notice of a meeting of the Board of  Directors  need not to be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

                  A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.

                  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

                  Section 6. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 7. Removal of Directors. In accordance with Section 141 of the General Corporation Law of the State of Delaware any or all of the directors of the Corporation may be removed from office at any time, but only for cause. A director may be removed only by the affirmative vote of the holders of eighty percent (80%) of the outstanding stock of the Corporation then entitled to vote generally for the election of directors, considered for purposes of this Section 7 of this Article II as one class. Cause is defined as being convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal,


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or being adjudged to be liable for  negligence or misconduct in the  performance of his duty to the Corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal.

                  Section 8. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum or by the sole remaining director. Any director elected to fill a vacancy shall hold office for the same remaining term as that of his predecessor, or if such director was elected as a result of an increase in the number of directors, then for the term indicated in Section 3 of this
Article II.

                  Section 9. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees each consisting of one or more directors and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:

                           (1)  Approving or adopting,  or  recommending  to the
stockholders of the Corporation, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval; or

                           (2) Adopting,  amending or repealing  these  By-laws.
pursuant to Section 253 of the General Corporation Law of the State of Delaware.


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                  The Board of Directors may designate one or more  directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee.

                  Unless a greater proportion is required by the resolution designating a committee, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote, if a quorum is then present, shall be the act of such committee.

                  In the absence or disqualification of a member of any committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                  Each such committee shall serve at the pleasure of the Board of Directors.

                  Section 10. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

                                   ARTICLE III

                                    OFFICERS

                  Section 1. Officers. The Board of Directors, as soon as may be practicable after the annual election of directors, shall elect a Chairman of the Board, one or more Vice Chairman, a President, a Secretary and a Treasurer, and from time to time may elect or appoint


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one or more Vice Presidents or such other officers as it may determine.  Any two or more offices may be held by the same person.

                  Section 2. Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                  Section 3. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

                  Section 4. Term of Office and Removal. Each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, his term of office shall extend to and expire at the meeting of the Board following the next annual meeting of stockholders. Any officer may be removed by the Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights.

                  Section 5. Power and Duties.

                  (a) Chairman of the Board: The Chairman of the Board shall preside at all meetings of the Board of Directors and, in the absence of the Chief Executive Officer, of the stockholders and shall have such powers and duties as the Board of Directors assigns to him.

                  (b) Vice Chairman: The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and, in the absence


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of  the  Chairman  of  the  Board  and  the  Chief  Executive  Officer,  of  the
stockholders and shall have such powers and duties as the Board of Directors and the Chairman of the Board assign to him.

                  (c) Chief Executive Officer: The Chief Executive Officer of the Corporation shall be responsible for the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall also preside at all meetings of the stockholders.

                  He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall counsel freely with the President and shall exercise such other powers, shall perform such other duties and have such other responsibilities as may be given from time to time by the Board of Directors or the By-laws of the Corporation.

                  (d) President: The President shall have responsibility for general operation of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors or Chief Executive Officer are carried into effect. In the absence of the Chairman of the Board or a Vice-Chairman or in the event of their inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board. The President shall perform such other duties and have such other responsibilities as from time to time may be determined by the Board of Directors.


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                  (e) Chief Operating Officer: The Chief Operating Officer shall have responsibility for overseeing the day to day operations of the Corporation and such other responsibilities as the Chief Executive Officer or the President may from time to time prescribe.

                  (f) Chief Financial Officer: The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

                  He  shall  disburse  the  funds of the  Corporation  as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the Chief
Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as the Chief Financial Officer and of the financial condition of the Corporation.

                  If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  (g) Vice Presidents: The Vice Presidents, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election,


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during the absence or  disability of or refusal to act by the  President,  shall perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

                  (h) Treasurer and Assistant Treasurer: The Treasurer shall have such responsibilities as the Chief Financial Officer may from time to time prescribe. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or of there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Financial Officer may from time to time prescribe.

                  (i) Secretary and Assistant Secretary: The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.


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                  The  Assistant  Secretary,  or if there be more than one,  the
Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  Section 6. Books to be Kept. The Corporation shall keep (a) correct and complete books and records of account, (b) minutes of the proceedings of the stockholders, Board of Directors and any committees of directors and (c) a current list of the directors and officers and their residence addresses; and the Corporation shall also keep at its office or at the office of its transfer agent or registrar, if any, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

                  The Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Corporation shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any accounts, books, records or other documents of the Corporation except as conferred by statute or as so authorized by the Certificate of Incorporation, these By-laws or a resolution or resolutions.

                  Section 7. Checks, Notes, etc. All checks and drafts on, and withdrawals from the Corporation's accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, endorsed, or


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accepted  by the  Corporation,  shall be signed on its  behalf by the  person or persons thereunto authorized by, or pursuant to resolution of, the Board of Directors.

                                   ARTICLE IV

                       FORMS OF CERTIFICATES AND LOSS AND

                               TRANSFER OF SHARES

                  Section 1. Forms of Share Certificates. The shares of the Corporation shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                  Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares, if more than one, authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued so far as the same have been fixed, and the


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authority of the Board of Directors  to designate  and fix the relative  rights, preferences and limitations of other series.

                  Each certificate representing shares shall state upon the face thereof:

                  (1) That the Corporation is formed under the laws of the State of Delaware;

                  (2) The name of the person or persons to whom issued; and


                  (3) The number and class of shares, and the designation of the series, if any, which such certificate represents.

                  Section 2. Transfers of Shares. Shares of the Corporation shall be transferable on the record of stockholders upon presentment to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

                  Section 3. Lost, Stolen or Destroyed Share Certificates. No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board of Directors, upon:

                  (1) Production of evidence of loss, destruction or wrongful taking;

                  (2) Delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate;


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                  (3) Payment of the expenses of the  Corporation and its agents incurred in connection with the issuance of the new certificate; and

                  (4) Compliance with such other reasonable requirements as may be imposed.

                                    ARTICLE V

                                  OTHER MATTERS

                  Section 1. Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

                  Section 2. Fiscal Year. The fiscal year of the Corporation shall be the 12 months ending June 30 or such other period as may be fixed by the Board of Directors.

                  Section 3. Amendments. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation and shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' powers to manage the business and affairs of the Corporation. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of eighty percent (80%) of the outstanding stock of the Corporation entitled to vote thereon, provided that such By-laws are not inconsistent with the General Corporation Law of the State of Delaware or the Certificate of Incorporation, and such


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By-laws relate to the business of the  Corporation,  the conduct of its affairs, and its rights or powers, or the rights or powers of its stockholders, directors, officers or employees. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

                  If any By-law regulating an impending election of directors is made, altered, amended, changed, added or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-law so made, altered, amended, changed or repealed, together with a concise statement of the changes made.

                  Section 4. Indemnification. To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, no director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, including but not limited to, Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section


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(including  attorneys'  fees),  and (ii)  advance  expenses  to any and all said persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons.


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